EXHIBIT 10.43

KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

1996 EMPLOYEE STOCK INCENTIVE PLAN, AS AMENDED

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) made effective as of June 1, 2004 between Keystone Automotive Industries, Inc., a California corporation (the “Company”), and Richard L. Keister, an employee of the Company (as such term is defined below), hereinafter referred to as the “Restricted Stockholder.”

WHEREAS, the Company has established the 1996 Employee Stock Incentive Plan, as amended (the “Plan”);

WHEREAS, the Company wishes to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement);

WHEREAS, the Plan provides for, among other things, the issuance of shares of the Company’s common stock the “Common Stock”), subject to certain restrictions thereon (hereinafter referred to as “Restricted Stock”);

WHEREAS, the Company’s Board of Directors (the “Board”) appointed to administer the Plan, has determined that it is to the advantage and best interest of the Company and its stockholders to grant an award of 30,000 shares of Restricted Stock to the Restricted Stockholder in consideration for his joining the Company and as an incentive for his efforts during future service; and

WHEREAS, the Compensation Committee (the “Committee”) has also approved the issuance by the Company of the Award of Restricted Stock and has so advised the Board.

NOW, THEREFORE, in consideration of the mutual covenants in this Agreement and other good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Restricted Stockholder agree as follows:

ARTICLE I.

DEFINITIONS

Whenever the following terms are used in this Agreement they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates. All capitalized terms used in this Agreement without definition shall have the meaning given to such terms in the Plan.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean a determination, by at least a majority of the members of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive of such meeting, the purpose thereof and the Executive is given an opportunity to be heard before the Board), that Executive (i) has committed fraud, gross negligence or gross misconduct that results in material harm to the Company or (ii) has been convicted of, or entered a plea of guilty or “nolo contendre” to, a felony or (iii) is in material breach of the terms of his unsigned Employment Memorandum of Understanding (the “Understanding”), to have been effective as of June 1, 2004, after receiving written notice specifying the breach and failing to cure the breach within thirty days of the date notice is given, as if the Understanding had been signed and was binding upon the parties.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a share of Common Stock as of a given date shall be (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day previous to such date, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred, or (ii) if Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, the mean between the closing representative bid and asked prices for the Common Stock on the trading day previous to such date as reported by NASDAQ or such successor quotation system or if the Common Stock is traded on the NASDAQ National Market, the closing price on such date; or (iii) if Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the Fair Market Value of a share of Common Stock as established by the Board or the Board acting in good faith.

“Performance Failure” shall mean (i) the continued failure by Executive to follow the reasonable directions of the Board or (ii) the Executive’s continual and material variances from objectives listed in any annual Performance Planning and Evaluation model for the Executive that may be approved by the Board, after review with Executive on a semi-annual basis; provided, however, that a failure to achieve sales, revenues or earnings targets due to reasons or circumstances external to the Company, which are not in the reasonable control of Executive, shall not be considered a Performance Failure.

“Good Reason” shall mean (i) the assignment to the Executive of any duties inconsistent with the Executive’s position as President and Chief Executive Officer of the Company, (ii) a diminishment in the nature or status of the Executive’s responsibilities without the consent of the Executive, (iii) without the consent of the Executive, a relocation of the Company’s principal place of business outside a twenty five (25) mile radius of its current headquarters in Pomona, California, or (iv) a material breach by the Company of any of the terms of Executive’s employment as set forth in the Understanding, whether compensation, benefit related or otherwise, after the Company is given written notice by the Executive specifying the breach and failing to cure such breach within thirty days of the date notice is given.

“Notice of Termination” shall mean a notice of termination sent by the Company or the Executive notifying the other of the termination of the employment relationship, which Notice of Termination must be delivered, except in the event of the death of the Executive, for such termination to be effective.

“Restricted Stock” shall mean Common Stock of the Company issued under this Agreement and subject to the Restrictions imposed under this Agreement and under the Plan.

“Restrictions” shall mean the restrictions on sale or other transfer set forth in Section 3.4 of this Agreement and the exposure to forfeiture as set forth in Section 3.1 of this Agreement.

“Rule 16b-3” shall mean Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

“Secretary” shall mean the Secretary of the Company.

“Securities Act” shall mean the Securities Act of 1933, as amended.

ARTICLE II.

ISSUANCE OF RESTRICTED STOCK

Section 2.1 Issuance of Restricted Stock

In consideration of the Restricted Stockholder’s agreement to remain as an employee of the Company and to serve as its President and Chief Executive Officer if elected to those positions, and for other good and valuable consideration, on the date of this Agreement the Company issues to the Restricted Stockholder 30,000 shares of Restricted Stock upon the terms and conditions set forth in this Agreement.

Section 2.2 Purchase Price

The purchase price of the Restricted Stock shall be $0 per share.

Section 2.3 Consideration to Company

In consideration for the issuance of Restricted Stock by the Company, the Restricted Stockholder agrees to render faithful and efficient services to the Company with such duties and responsibilities as the Company shall from time to time prescribe consistent with the Understanding. Nothing in this Agreement or in the Plan shall confer upon the Restricted Stockholder any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Restricted Stockholder at any time for any reason whatsoever, with or without cause.

Section 2.4 Adjustments in Restricted Stock

In the event that the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of capital stock or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, the Committee, subject to the provisions of the Plan and this Agreement, shall make an appropriate and equitable adjustment in accordance with the provisions of the Plan in the number and kind of shares of Restricted Stock, to the end that after such event the Restricted Stockholder’s proportionate interest shall be maintained as before the occurrence of such event. Any such adjustment made by the Committee or the Board shall be final and binding upon the Restricted Stockholder, the Company and all other interested persons.

ARTICLE III.

RESTRICTIONS

Section 3.1 Forfeiture of Restricted Stock

Since no cash consideration was paid by the Restricted Stockholder for the Restricted Stock, immediately upon a termination of employment, subject to the provisions of Section 3.3, the Restricted Stockholder’s rights in the Restricted Stock then still subject to Restrictions shall lapse and be terminated.

Section 3.2 Legend

Certificates representing shares of Restricted Stock issued pursuant to this Agreement shall, until all Restrictions lapse and new certificates are issued pursuant to Section 3.3 of this Agreement, bear the following legend:

“The shares represented by this certificate are subject to reacquisition by Keystone Automotive Industries, Inc., and such shares may not be sold or otherwise transferred except pursuant to the provisions of the Restricted Stock Agreement by and between Keystone Automotive Industries, Inc. and the registered owner of such shares.”

Section 3.3 Lapse of Restrictions

(a) All Restrictions on transfer or sale shall lapse as to 7,500 shares on each anniversary of this Agreement until all restrictions have lapsed. In the event of the termination of the employment of the Restricted Stockholder before the restrictions have lapsed with respect to all of the shares of Restricted Stock, the remaining restrictions shall lapse in accordance with the following provisions:

(i) In the event of a termination by the Company for Cause or a termination by the Executive other than for Good Reason, the provisions of Section 3.1 shall apply immediately upon such termination.

(ii) In the event of a termination for Performance Failure, the death of the Executive or as a result of a disability event as defined below, any shares of Restricted Stock whose restrictions would have lapsed during the 12-month period following the termination shall be deemed to have lapsed as of the date of termination. Any shares which are subject to restrictions which lapse after said 12-month period shall be subject to the provisions of Section 3.1 immediately upon the termination.

(iii) In the event of a termination by the Company other than for Cause or Performance Failure, or if the Executive shall terminate his employment for Good Reason, any and all restrictions applicable to shares of the Restricted Stock shall lapse immediately upon such termination.

(b) Upon the lapse of the Restrictions, the Company shall cause new certificates to be issued with respect to such shares and delivered to Restricted Stockholder or his legal representative, free from the legend provided for in Section 3.2 of this Agreement and any of the other Restrictions. Notwithstanding the foregoing, no such new certificate shall be delivered to Restricted Stockholder or his legal representative unless and until Restricted Stockholder or his legal representative shall have paid to the Company in cash the full amount of all federal and state withholding or other employment taxes applicable to the taxable income of the Restricted Stockholder resulting from the grant of Restricted Stock or the lapse of the Restrictions, or the Restricted Stockholder or his legal representative otherwise satisfy such tax obligations by having the Company withhold shares of Common Stock, as provided in Section 4.9 of this Agreement.

(c) A disability event shall be defined as the Executive’s inability to perform the services required under the Understanding as a result of Executive’s physical or mental disability for an aggregate of 180 days out of any 365 day period. The Company may terminate the Executive’s employment upon the occurrence of a disability event.

Section 3.4 Restricted Stock Not Transferable

Until the Restrictions under this Agreement lapse, neither the Restricted Stock (including any shares issued with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) nor any interest or right in the Restricted Stock or part of the Restricted Stock shall be liable for the debts, contracts, or engagements of the Restricted Stockholder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition of the Restricted Stock shall be null and void and of no effect; provided, however, that, this Section 3.4 shall not prevent transfers by will or by the applicable laws of descent and distribution.

Section 3.5 Restrictions on New Shares

In the event of an adjustment in the number or kind of shares of Restricted Stock under Section 2.4 above, such new or additional or different shares or securities which are attributable to the Restricted Stockholder in his capacity as the owner of the Restricted Stock then subject to Restrictions, shall be considered to be Restricted Stock and shall be subject to all of the Restrictions.

ARTICLE IV.

MISCELLANEOUS

Section 4.1 Administration

The Board shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon the Restricted Stockholder, the Company and all other interested persons. No member of the Board shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or the Restricted Stock. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement except with respect to matters which under Rule 16b-3 are required to be determined in the sole discretion of the Committee.

Section 4.2 Escrow

The Secretary of the Company or such other escrow holder as the Committee or the Board may appoint shall retain physical custody of the certificates representing the Restricted Stock, including shares of Restricted Stock issued pursuant to Section 3.5 of this Agreement, until all of the Restrictions with respect to those shares expire or shall have been removed; provided, however, that in no event shall the Restricted Stockholder retain physical custody of any certificates representing Restricted Stock issued to him.

Section 4.3 Notices

Any notice to be given by the Restricted Stockholder under the terms of this Agreement shall be addressed to the Secretary of the Company or his office. Any notice to be given to the Restricted Stockholder shall be addressed to him at the address given beneath his signature to this Agreement. By a notice given pursuant to this Section, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Restricted Stockholder shall, if Restricted Stockholder is then deceased, be given to the Restricted Stockholder’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 4.4 Rights as Stockholder

Except as otherwise provided in this Agreement, the holder of the Restricted Stock shall have all the rights of a stockholder with respect to the Restricted Stock, including the right to vote the Restricted Stock and the right to receive all dividends or other distributions paid or made with respect to the Restricted Stock; provided, however, that in the discretion of the Board, any extraordinary distributions with respect to shares of Common Stock that are subject to the Restrictions may also be subject to the Restrictions.

Section 4.5 Titles

Titles are provided in this Agreement for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 4.6 Governing Law

This Agreement shall be administered, interpreted and enforced under the internal laws of the state of California.

Section 4.7 Conformity to Securities Laws

The Restricted Stockholder acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of all applicable federal and state laws, rules and regulations (including, but not limited to the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation the applicable exemptive conditions of Rule 16b-3) and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection with such laws, rules and regulations. Notwithstanding anything in this Agreement to the contrary, the Plan shall be administered, and the Restricted Stock is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, this Agreement and the Restricted Stock shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 4.8 Amendments

This Agreement and the Plan may be amended without the consent of the Restricted Stockholder provided that such amendment would not impair any rights of the Restricted Stockholder under this Agreement. No amendment of this Agreement shall, without the consent of the Restricted Stockholder, impair any rights of the Restricted Stockholder under this Agreement.

Section 4.9 Tax Withholding

The Company shall be entitled to require payment in cash or deduction from other compensation payable to the Restricted Stockholder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or payment of the Restricted Stock. In satisfaction of the foregoing requirement, the Restricted Stockholder may elect to have the Company withhold shares of Common Stock otherwise issuable under such award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by each of the Company and the Restricted Stockholder.

KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

By:	/s/ John M. Palumbo
Name: John M. Palumbo
Title: Vice President and CFO

RESTRICTED STOCKHOLDER

/s/ Richard L. Keister
Name: Richard L. Keister

Restricted Stockholder’s Address

Restricted Stockholder’s Social Security Number: